Exhibit 10.13

Agreement Number: 20240200003

Intermediary Service Agreement

Party A: Lapis Financial Technology Limited

CRCMB No.: 99312 (SO)

Party B: Guo Yan Innovation Technology (Macau) Co. Ltd.

CRCMB No.: 79446 (SO)

Whereas:

Party B has been deeply engaged in the field of AI technology development, with its AI products including blockchain encryption computing systems aimed at the global market, providing customers with various categories of AI products and services. Party A has accumulated rich connections and business resources in China, especially in the Guangdong-Hong Kong-Macao Greater Bay Area, and is very optimistic about the development opportunities in the AI industry, hoping to leverage its resources to help partners expand into the domestic market. After friendly negotiations, Party A and Party B agree that Party A may act as an intermediary to sell Party B’s blockchain products, and Party A and Party B have reached the following agreement for mutual adherence.

Agreement Content

–	Party A intends to sign a purchase agreement (Agreement Number: 20240100002, hereinafter referred to as the “Target Agreement”) with Shenzhen Cloud Computing PTE LTD (with the unified social credit code: 91440300685370871P, hereinafter referred to as “CAI”), to sell the blockchain encryption computing system developed by Party B to CAI.

–	Party A and Party B agree that the pricing in the Target Agreement shall be determined by Party B, and upon receipt of the payment from CAI in accordance with the Target Agreement, Party A may deduct RMB 200,000 as Party A’s intermediary fee. The remaining amount must be converted into Hong Kong dollars within 5 business days from the date of receipt of payment from CAI, and the converted Hong Kong dollars must be delivered to Party B as Party B’s income within 10 business days from the date of receipt of payment from CAI. However, if CAI fails to make payments to Party A in accordance with the Target Agreement, Party A is not required to make any payments to Party B on behalf of CAI and shall not bear any responsibility.

–	Party B agrees to deliver the products and services involved in the Target Agreement directly to CAI.

Agreement Number: 20240200003

–	Party B agrees that after delivering the products and services to CAI, Party B shall bear all responsibilities involved (especially including maintenance, product upgrades, product safety responsibilities, etc.), ensuring the normal and safe operation of such products and services, and Party A shall not bear any responsibility. Party B agrees to fully indemnify Party A for any and all losses, damages, liabilities, costs, and expenses, including but not limited to reasonable attorney’s fees, arising from or related to Party A’s provision of services or products as an intermediary for Party B. This indemnification obligation applies to any claims, lawsuits, losses, or damages arising directly or indirectly from such use, whether due to negligence, breach of agreement, or other reasons.

–	Party A and Party B agree that all ownership rights, including property rights, patent rights, and all other ownership rights related to all software, hardware, documents, and items involved in the products and services provided by Party B to CAI, shall belong to Party B and are unrelated to Party A.

–	Party B agrees that within 3 years from the effective date of this agreement, without the written consent of Party A, Party B shall not sell or provide its products and services or those of any other party to CAI in any way; otherwise, Party A has the right to charge 45% of the transaction amount involved as liquidated damages from Party B to Party A and has the right to terminate this agreement.

–	Party A agrees that without the written consent of Party B, Party A shall not sell or provide Party B’s products and services to CAI or any other third party in any way; otherwise, Party B has the right to charge 100% of the transaction amount involved as liquidated damages from Party A to Party B and has the right to terminate this agreement.

Term of Agreement

-	This agreement shall take effect from the date of signing and seal by both parties and shall be valid for one year.

-	Other conditions for termination of the agreement:

(1)	Party B loses the ability to provide services, making it impossible to continue services normally;

(2)	The business purchase agreement signed between Party A and CAI (Agreement Number: 20240100002) is terminated.

Agreement Number: 20240200003

Rights and Obligations of Both Parties

-	Rights and obligations of Party A:

(1)	Party A shall designate a person to be responsible for coordinating the work of all relevant parties and to provide necessary work assistance as requested by Party B.

(2)	Party A shall provide Party B with all relevant materials pertaining to this transaction in a timely manner.

(3)	Subject to Party B’s fulfillment of all obligations under this agreement, Party A shall pay Party B in accordance with the payment method, payment date and amount agreed in the agreement.

-	Rights and Obligations of Party B

(1)	Party B shall provide Party A with professional work results that meet the requirements of this Agreement

(2)	Party B shall provide explanations within a reasonable timeframe for any queries raised by Party A regarding the work outcomes of Party B. However, Party B shall not provide any form of consulting or advisory services to Party A.

(3)	Party A has no right to demand any payments from Party B before signing the business cooperation agreement with CAI, and Party A has no right to collect any fees or sums on a progressive basis.

Liability for Breach of Agreement

-	If Party A fails to make payments on time, Party B has the right to suspend the provision of services.

-	If Party B fails to provide services in accordance with the content and standards agreed in the agreement, Party A has the right to demand rectification from Party B.

-	Any breach of this agreement by either party causing losses to the other party shall result in the breaching party compensating the other party for actual economic losses.

Force Majeure

-	For the purpose of the Agreement, force majeure event refers to the event that cannot be overcome, foreseen or avoided.

Agreement Number: 20240200003

-	If either Party or both parties to this Agreement encounter a force majeure event as stipulated by law or agreed in this Agreement, the party affected by the force majeure event shall, within 20 days from the date of occurrence of the force majeure event, send the other Party a proof of the occurrence of the force majeure event issued by the relevant notary public or government department in the place where the force majeure event occurred. If both Parties fail to reach a supplementary agreement on the continuation of the execution of this Agreement, or amend or modify this Agreement within 30 days from the date of occurrence of force majeure event, either Party shall have the right to give written notice to the other Party to terminate this Agreement, and this Agreement shall be terminated from the date of the notice of termination reached the other Party.

-	Regardless of the occurrence of any force majeure event, it shall not exempt Party A from its obligation and responsibility to pay the service fees payable to Party B under this Agreement.

Miscellaneous

-	The interpretation, modification, execution, and dispute resolution of this agreement shall all be governed by the laws of the Macao Special Administrative Region.

-	In case of any dispute arising from the execution of this agreement, the parties shall negotiate amicably. If negotiation fails, either party may bring a lawsuit to the courts of the Macao Special Administrative Region.

-	Any modification to this agreement must be agreed upon in writing by both Party A and Party B.

-	This agreement is made in duplicate, with each party holding one copy, and both copies have equal legal effect.

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Agreement Number: 20240200003

Signing Page of Intermediary Service Agreement

Party A: Lapis Financial Technology Limited

Signature & Seal

Party B: Guo Yan Innovation Technology (Macau) Co. Ltd.

Signature & Seal

Signing Date: February 26, 2024